UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

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FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

FreightCar America, Inc. held its Annual Meeting of Stockholders on May 12, 2022. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

1.
Election of Directors

	For	Against	Abstain	Broker Non-Votes
William D. Gehl	7,094,466	459,508	250,463	3,227,395
Jesus Salvador Gil Benavides	7,192,024	371,370	241,043	3,227,395
Rodger L. Boehm	7,214,429	281,016	308,992	3,227,395

2.
Advisory Vote on Executive Compensation

For	7,047,224
Against	701,679
Abstain	55,534
Broker Non-Votes	3,227,395

3.
Ratification of Appointment of Independent Registered Public Accounting Firm

For	10,274,698
Against	681,594
Abstain	75,540
4.
Approval of the FreightCar America, Inc. 2022 Long-Term Incentive Plan

For	6,362,650
Against	1,396,743
Abstain	45,044
Broker Non-Votes	3,227,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: May 18, 2022	By:	/s/ Michael A. Riordan
		Name:	Michael A. Riordan
		Title:	Vice President, Finance, Chief Financial Officer and Treasurer